UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 11, 2020

CONSTRUCTION PARTNERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38479	26-0758017
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

290 Healthwest Drive, Suite 2

Dothan, Alabama 36303

(Address of principal executive offices) (ZIP Code)

(334) 673-9763

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.001 par value	ROAD	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry into a Material Definitive Agreement.

On June 11, 2020, Construction Partners, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with certain affiliates of SunTx Capital Management Corp. (the “Selling Stockholders”) and Robert W. Baird & Co. Incorporated and Raymond James & Associates, Inc., as representatives of the underwriters listed in Schedule A thereto (the “Underwriters”), pursuant to which the Selling Stockholders agreed to sell 5,750,000 shares of the Company’s Class A common stock, par value $0.001 per share (“Class A Common Stock”), to the Underwriters (the “Offering”) at a price of $16.00 per share (the “Purchase Price”). Pursuant to the Underwriting Agreement, the Selling Stockholders granted the Underwriters a 30-day option to purchase up to an aggregate of 862,500 additional shares of Class A Common Stock at the Purchase Price. The Underwriters exercised their option to purchase additional shares of Class A common stock in full. The Offering, including the 862,500 additional shares, closed on June 15, 2020. The Company did not receive any of the proceeds from the Offering.

The Underwriting Agreement contains customary representations, warranties and agreements of the Company and the Selling Stockholders and other customary obligations of the parties and termination provisions. The Company and the Selling Stockholders, in each case severally and not jointly, have agreed to indemnify the Underwriters against certain liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the Underwriters may be required to make because of any such liabilities.

Under the Underwriting Agreement, the Company, its executive officers and directors and the Selling Stockholders have also agreed, subject to certain exceptions, that they will not, among other things, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of Class A Common Stock or securities convertible into or exchangeable or exercisable for any shares of Class A Common Stock (including, but not limited to, the Company’s Class B common stock, par value $0.001 per share), enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of Class A Common Stock, whether any of these transactions are to be settled by delivery of Class A Common Stock or other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition or, in the case of the Company, file a registration statement under the Securities Act relating thereto, without the prior written consent of Robert W. Baird & Co. Incorporated and Raymond James & Associates, Inc. for a period of 30 days from the date of the Underwriting Agreement.

The Offering was made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-232555), filed with the Securities and Exchange Commission (the “SEC”) on July 3, 2019, which consists of a base prospectus filed with the SEC on July 3, 2019, a preliminary prospectus supplement filed with the SEC on June 10, 2020, and a final prospectus supplement filed with the SEC on June 11, 2020.

The Underwriters and their affiliates have, from time to time, performed, and may in the future perform, commercial banking and investment banking services for the Company and its affiliates in the ordinary course of business, for which they received or will receive customary fees and expenses. In addition, in the ordinary course of their business activities, the Underwriters and their affiliates may make or hold and actively trade securities and/or instruments of the Company and its affiliates. The Underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments.

The preceding summary of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is attached as Exhibit 1.1 hereto and incorporated herein by reference.

The legal opinion of Haynes and Boone, LLP relating to the legality of the issuance and sale of the Class A Common Stock in the Offering is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 8.01.	Other Events.

On June 11, 2020, the Company issued a press release announcing the pricing of the Offering. A copy of such press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1

Underwriting Agreement, dated June 11, 2020, by and among Construction Partners, Inc., each of the Selling Stockholders named therein and Robert W. Baird & Co. Incorporated and Raymond James & Associates, Inc., as representatives of the underwriters named therein.

5.1	Legal Opinion of Haynes and Boone, LLP.

23.1	Consent of Haynes and Boone, LLP (contained in Exhibit 5.1).

99.1	Press Release dated June 11, 2020 entitled “Construction Partners, Inc. Announces Pricing of Upsized Secondary Offering of Class A Common Stock.”

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 15, 2020

CONSTRUCTION PARTNERS, INC.

By:	/s/ Charles E. Owens
Charles E. Owens
President and Chief Executive Officer